                                                                   Exhibit 10.10

                             AGREEMENT FOR SERVICES


         THIS AGREEMENT FOR SERVICES, dated as of the 5th day of October, 1999, between HOMEBUILDERS FINANCIAL NETWORK, INC., a Florida corporation (`HOMEBUILDERS FINANCIAL") and DOMINION HOMES, INC., an Ohio corporation ("BUILDER").

                               W I T N E S S E T H

         WHEREAS, HOMEBUILDERS FINANCIAL is in the business of creating and managing an in-house mortgage loan origination operation for large-volume homebuilders in an effort to enable such homebuilders to exercise more control over, and create income from, the process of obtaining and closing purchase-money financing for their home buyers; and

         WHEREAS, BUILDER is a large-volume homebuilder and is desirous of employing HOMEBUILDERS FINANCIAL to establish and manage an in-house mortgage loan origination operation, wholly-owned by BUILDER, to originate, process, close and sell to investors permanent purchase-money first and/or second mortgage loans made to the home buyers of BUILDER and others ("IN-HOUSE MORTGAGE COMPANY"); and

         WHEREAS, HOMEBUILDERS FINANCIAL is willing to perform services for BUILDER necessary to establish and manage an IN-HOUSE MORTGAGE COMPANY for BUILDER and BUILDER is willing to retain HOMEBUILDERS FINANCIAL on the terms and conditions set forth in this Agreement for Services.

         NOW, THEREFORE, HOMEBUILDERS FINANCIAL and BUILDER, for good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, agree as follows:

         1. SERVICES. HOMEBUILDERS FINANCIAL will perform all services necessary to establish for and on behalf of BUILDER an IN-HOUSE MORTGAGE COMPANY, and will perform such other services as may mutually be agreed upon by the parties hereto to manage the IN-HOUSE MORTGAGE COMPANY, including without limitation, the following:

                           (a) BUSINESS ESTABLISHMENT PHASE. From the date hereof to the date on which the IN-HOUSE MORTGAGE COMPANY obtains all requisite licenses, permits and approvals and commences operations as a mortgage company ("Business Establishment Phase"), such services shall include assisting in the development of PRO FORMA financial plans, cash flows and budgets, developing job descriptions for all management and staff positions in the IN-HOUSE MORTGAGE COMPANY and recruiting, interviewing, recommending for employment by BUILDER all management and staff positions; conducting intensive initial class room training for all initial and subsequent employees of the IN-HOUSE MORTGAGE COMPANY at HOMEBUILDERS FINANCIAL'S headquarters in Miami Lakes, Florida at no additional charge (IN HOUSE MORTGAGE COMPANY shall be responsible to pay for all trainer, room and board expenses of such personnel who travel to Florida for such training); supervising and managing the IN-HOUSE MORTGAGE COMPANY operations and staff; cooperating with the accountants for BUILDER in establishing the accounting system for the IN-HOUSE MORTGAGE COMPANY; preparing the necessary mortgage loan application and processing forms and disclosures, programs and systems (the "Application Processing Documents"); and identifying and recommending for purchase, lease or license by BUILDER the necessary equipment, computers, software programs, forms and collateral material; and

                  (b) BUSINESS MANAGEMENT PHASE. From and after the Business Establishment Phase ("Business Management Phase"), such services shall include, in addition to continuing the services described in Paragraph 1(a) above, as required by the IN-HOUSE MORTGAGE COMPANY, assisting in the development of financial plans, cash flows and budgets; establishing and maintaining relationships between the IN-HOUSE MORTGAGE COMPANY and institutional mortgage loan purchasers ("Investors"), who will offer mortgage programs, loan rates and rate locks which HOMEBUILDERS FINANCIAL reasonably believes will be attractive to BUILDER'S home buyers; preparing monthly management reports for BUILDER containing relevant operations and loan production data; periodically, as necessary, revising the mortgage loan disclosure and processing documents; overseeing the staff and managing the operations of the IN-HOUSE MORTGAGE COMPANY; performing quality-control reviews of a random sample of the loans produced by the IN-HOUSE MORTGAGE COMPANY to test compliance with Investor requirements, and applicable state and federal mortgage lending regulatory requirements, including those promulgated by the Real Estate Settlement Procedures Act ("RESPA"); and remaining available to consult with BUILDER regarding the operations of the IN-HOUSE MORTGAGE COMPANY.

                  (c) COMPLIANCE WITH LAWS; INDEMNITY. HOMEBUILDERS FINANCIAL shall supply IN-HOUSE MORTGAGE COMPANY with all necessary Application Processing Documents. HOMEBUILDERS FINANCIAL hereby represents and warrants to BUILDER and to IN-HOUSE MORTGAGE COMPANY that, provided IN-HOUSE MORTGAGE COMPANY completes and processes the Application Processing Documents in accordance with any written instructions that are given to it by HOMEBUILDERS FINANCIAL, such Application Processing Documents and IN-HOUSE MORTGAGE COMPANY'S activities in respect thereof will comply in all material respects with all applicable federal and state statutes and regulations, including without limitation, the Equal Credit Opportunity Act (the "ECOA") and the Fair Credit Reporting Act ("FCRA"). In addition, HOMEBUILDERS FINANCIAL represents and warrants to BUILDER and to IN-HOUSE MORTGAGE COMPANY that HOMEBUILDERS FINANCIAL will coordinate with all Investors and with all closing agents and will otherwise take such actions as are necessary to ensure that each loan that is the subject of a loan application package processed by IN-HOUSE MORTGAGE COMPANY (each an "In-House Mortgage Company Loan") will be handled, processed and have closing instructions and documents provided in accordance with all applicable federal and state statutes and regulations, including without limitation, the ECOA, the FCRA, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, and all applicable regulations of the Federal Housing Administration and the Veteran's Administration (collectively the "Laws"). AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR BUILDER TO ENTER INTO THIS AGREEMENT, HOMEBUILDERS FINANCIAL hereby agrees to indemnify, defend and hold harmless BUILDER, IN-HOUSE MORTGAGE COMPANY and their respective officers, directors and employees from any and all claims, losses, damages, costs, expenses (including attorney fees) and liabilities arising out of the noncompliance with any Laws applicable to any In-House Mortgage Company Loan;

         provided, however, that HOMEBUILDERS FINANCIAL'S indemnity shall not extend to any noncompliance that results from IN-HOUSE MORTGAGE COMPANY'S (i) willful misconduct, (ii) failure to utilize Application Processing Documents supplied by HOMEBUILDERS FINANCIAL or to complete and process such Application Processing Documents in accordance with HOMEBUILDERS FINANCIAL'S written instructions, or (iii) negligent use of Application Processing Documents supplied by HOMEBUILDERS FINANCIAL or its negligence in failing to complete or process such Application Processing Documents in accordance with HOMEBUILDERS FINANCIAL'S written instructions; and PROVIDED FURTHER, that HOMEBUILDERS FINANCIAL'S indemnity shall not extend to any claim, loss, damage, cost, expense or liability which is covered by insurance or which should have been covered by insurance provided for in Section 8 of the Addendum 1 hereto.

2. TERM. This Agreement shall commence on the date hereof and shall continue for a period ending five (5) years from the date on which the first mortgage loan is closed by the IN-HOUSE MORTGAGE COMPANY ("Initial Term"), unless sooner terminated as provided herein.

3. EMPLOYEES OF IN-HOUSE MORTGAGE COMPANY. The employees of the IN-HOUSE MORTGAGE COMPANY shall not be employees or agents of HOMEBUILDERS FINANCIAL. Such employees shall be the employees of BUILDER or its subsidiary or affiliated company. HOMEBUILDERS FINANCIAL shall have no responsibility or liability for salaries, payroll and withholding taxes, workman's compensation claims, or other employee benefits to which such employees may be entitled or for any claims of discrimination, sexual harassment, wrongful termination or for any other employment-related claim. BUILDER agrees to defend, indemnify and hold HOMEBUILDERS FINANCIAL harmless from and against any and all liability, loss, claim, cause of action and damage relating to or arising out of the employment relationship between the IN-HOUSE MORTGAGE COMPANY and its employees so long as any liability, loss, claim, cause of action, and damage does not result from any wrongful act of HOMEBUILDERS FINANCIAL or its employees.

4. LICENSING OF THE IN-HOUSE MORTGAGE COMPANY. HOMEBUILDERS FINANCIAL will mange and monitor the process of applying for and maintaining all required local, state, federal and regulatory licenses, permits, consents and approvals for any location where operations of the IN-HOUSE MORTGAGE COMPANY are established. BUILDER represents and warrants to HOMEBUILDERS FINANCIAL that it shall cooperate with and use its best efforts to assist HOMEBUILDERS FINANCIAL in the process of obtaining such licenses, permits, consents and approvals. BUILDER shall be responsible for the direct payment, or reimbursement to HOMEBUILDERS FINANCIAL, of any and all fees and out-of-pocket costs and expenses, incurred and paid by HOMEBUILDERS FINANCIAL, related to or required for the issuance of all such licenses, permits, consents and approvals.

5.                BUILDER TO COOPERATE; BUILDER NOT TO COMPETE.

                  (a) As long as this Agreement shall remain in effect, BUILDER shall not directly or indirectly, own more than a 10% interest in or operate another residential mortgage lender unless gained through acquisition of another builder. To the extent not violative of applicable laws, BUILDER will use its best efforts to assure the financial success of the IN-HOUSE MORTGAGE COMPANY by promoting its use by its home buyers as the primary source for permanent, purchase-money financing.

         HOMEBUILDERS FINANCIAL shall not be restricted in any way from providing the same or similar services to other residential builders.

                  (b) Inasmuch as the IN-HOUSE MORTGAGE COMPANY may be considered to be an "Affiliated Business Arrangement" under RESPA, BUILDER shall comply with the requirements of RESPA, including, but not limited to, providing its prospective home buyers with the applicable disclosures and notices regarding its interest in the IN-HOUSE MORTGAGE COMPANY, all in accordance with instruction and documents provided by HOMEBUILDERS FINANCIAL under Section 1(c), above.

         6. MANAGEMENT FEES TO HOMEBUILDERS FINANCIAL. BUILDER shall pay to HOMEBUILDERS FINANCIAL, in consideration of the services to be performed hereunder by HOMEBUILDERS FINANCIAL, the following fees, costs and expenses:

                  (a) BUSINESS ESTABLISHMENT FEE. Forty Thousand Dollars ($40,000.00), as the fee due HOMEBUILDERS FINANCIAL for the services to be performed necessary to establish the IN-HOUSE MORTGAGE COMPANY ("Business Establishment Fee"), payable as follows:

                           (i) the sum of Fifteen Thousand Dollars ($15,000.00)
                  upon the execution and delivery of this Agreement which shall be deemed earned when received by HOMEBUILDERS FINANCIAL and shall not be refundable for any reason;

                           (ii) the sum of Five Thousand Dollars ($5,000.00)
                  upon the formation of the IN-HOUSE MORTGAGE COMPANY;

                           (iii) the sum of Five Thousand Dollars ($5,000.00)
                  upon the issuance of all state licenses required to be obtained by IN-HOUSE MORTGAGE COMPANY;

                           (iv) the sum of Five Thousand Dollars ($5,000.00)
                  upon the hiring of the IN-HOUSE MORTGAGE COMPANY'S initial staff as determined by HOMEBUILDERS FINANCIAL;

                           (v) the sum of Five Thousand Dollars ($5,000.00)
                  upon commencement of IN-HOUSE MORTGAGE COMPANY'S operations;
                  and

                           (vi) the sum of Five Thousand Dollars ($5,000.00)
                  upon the issuance of FHA licensing of the IN-HOUSE MORTGAGE COMPANY.

         BUILDER acknowledges and agrees that (a) the Business Establishment Fee is deemed to have been earned by HOMEBUILDERS FINANCIAL as of the date of this Agreement and that the monthly payments described in subparagraph (ii) above are solely for the convenience of BUILDER and
         (b) if BUILDER breaches this Agreement by failing to make any of such monthly payments when due or by terminating this Agreement during the Business Establishment Phase, the entire unpaid balance of the Business Establishment Fee shall immediately become due and payable to HOMEBUILDERS FINANCIAL.

                  (b) BUSINESS MANAGEMENT FEE.  An amount equal to the sum of:

                           (i) The Loan Administration Fee (hereinafter defined)
                  for the immediately preceding calendar month ("Prior Month"), payable monthly commencing with the calendar month immediately following the month in which the first mortgage loan is closed by the IN-HOUSE MORTGAGE COMPANY ("First Loan Closing"), and continuing monthly thereafter during the Initial Term (and thereafter, with respect to the subsequent closing of those mortgage loans which, at the expiration of the Initial Term, were at some stage of the loan origination process, but had not closed ["Pipeline Loans"]), on the fifteenth day of such following calendar month and on the fifteenth day of each and every calendar month thereafter. The "Loan Administration Fee," payable hereunder by BUILDER to HOMEBUILDERS FINANCIAL, shall be based upon the total aggregate original principal amount of all mortgage loans closed by the IN-HOUSE MORTGAGE COMPANY during the Prior Month ("Prior Month's Loan Production") and shall be calculated by multiplying the Prior Month's Loan Production (expressed in dollars) by twenty (20) basis points (expressed as a percentage, whereby 1 basis point = 1/100 of 1 percent) based upon the cumulative total aggregate original principal amount of all loans closed by the IN-HOUSE MORTGAGE COMPANY to and including the last day of the Prior Month, and;

                           (ii) The Monthly Management Fee (hereinafter defined)
                  for the immediately preceding calendar month ("Prior Month"), payable monthly commencing with the calendar month of the First Loan Closing, and continuing monthly thereafter during the Initial Term, an amount equal to twenty-five percent (25%) of the pre-tax "net operating income" (as defined on Exhibit "A" hereto) (if positive) of the IN-HOUSE MORTGAGE COMPANY. The fee is calculated on a cumulative basis such that no fee is due unless cumulative net operating income is positive. Once IN HOUSE MORTGAGE COMPANY reflects inception to date positive net operating income, the cumulative calculation will be adjusted quarterly.

                  (c) REIMBURSABLE EXPENSES. During the Business Management Phase, BUILDER shall reimburse HOMEBUILDERS FINANCIAL for the costs of air fares, car rentals, meals and lodging for personnel of HOMEBUILDERS FINANCIAL for on-site visits in excess of twelve (12) on-site visits per year.

                  (d) MONTHLY STATEMENTS. HOMEBUILDERS FINANCIAL shall provide BUILDER with a detailed monthly statement of the fees and reimbursable expenses due to HOMEBUILDERS FINANCIAL for the Prior Month.

7. RELATIONSHIPS WITH INVESTORS. BUILDER and HOMEBUILDERS FINANCIAL acknowledge that an important element in the success of the IN-HOUSE MORTGAGE COMPANY, not only as a stand-alone business, but also as a synergistic component of the core business of BUILDER, is the establishment and maintenance of relationships with existing and potential Investors, whose mortgage programs, loan rates and rate locks may be attractive to BUILDER'S home buyers. BUILDER acknowledges and agrees that, during the term of this Agreement, HOMEBUILDERS FINANCIAL shall be responsible to select and determine the Investors who shall provide the loan products to be offered by the IN-HOUSE MORTGAGE COMPANY. Anything to the contrary herein notwithstanding, nothing in this Agreement shall be deemed to be a guarantee or a commitment by HOMEBUILDERS

FINANCIAL that (a) any or every individual prospective buyer of BUILDER will be eligible or qualify for purchase-money mortgage financing through the loan programs offered at any time or from time-to-time by the IN-HOUSE MORTGAGE COMPANY or (b) fraud or material misrepresentation on the part of a prospective borrower or an employee of the IN-HOUSE MORTGAGE COMPANY or both will not occur in connection with the origination of a loan, notwithstanding the efforts of HOMEBUILDERS FINANCIAL to establish for the IN-HOUSE MORTGAGE COMPANY prudent mortgage lending practices, procedures and controls. HOMEBUILDERS FINANCIAL recommends that BUILDER obtain for the IN-HOUSE MORTGAGE COMPANY all appropriate insurance policies to cover all or a portion of these potential risks.

8. HOMEBUILDERS FINANCIAL represents and warrants to BUILDER that its selection from time to time of potential Investors for the IN-HOUSE MORTGAGE COMPANY shall be determined by the good faith belief by HOMEBUILDERS FINANCIAL that the products and service offered by, and the reputation and financial condition of, such Investors are in the best interests of the IN-HOUSE MORTGAGE COMPANY, that, during the term of this Agreement, HOMEBUILDERS FINANCIAL shall NOT receive any origination fees or servicing release premiums from any Investor in connection with the purchase-money loans originated by the IN-HOUSE MORTGAGE COMPANY and funded by an Investor, but HOMEBUILDERS FINANCIAL may receive customary fees for loan underwriting or loan closing services, or both, performed by HOMEBUILDERS FINANCIAL on behalf of such Investor.

9. INSPECTION OF BOOKS AND RECORDS. At any time and from time to time during the Initial Term and the Extended Term, HOMEBUILDERS FINANCIAL shall have the right, without prior notice to or consent of the BUILDER, to inspect the books and records of the IN-HOUSE MORTGAGE COMPANY for the purpose of verifying compliance with the terms of this Agreement.

10. COOPERATION BY BUILDER. BUILDER acknowledges that the success of the IN-HOUSE MORTGAGE COMPANY is, in major part, dependent upon the IN-HOUSE MORTGAGE COMPANY processing and closing a significant share of the purchase-money loans obtained by the home buyers of BUILDER ("Capture Rate"). BUILDER further agrees that it shall be responsible for assuring that the employees of the IN-HOUSE MORTGAGE COMPANY adhere to and carry out the policies, procedures and programs established by HOMEBUILDERS FINANCIAL for the IN-HOUSE MORTGAGE COMPANY by HOMEBUILDERS FINANCIAL.

11. TERMINATION.

             (a) FOR CAUSE. Either party hereto may terminate this Agreement if it ("Notifying Party") determines that the other party ("Breaching Party") has committed a material breach of its obligations hereunder; PROVIDED, HOWEVER, that the Notifying Party gives the Breaching Party written notice of such alleged breach and such breach shall be continued without remedy or cure for a period of thirty (30) days after such notice; and PROVIDED, FURTHER, that (except for breaches involving the failure to make timely payment hereunder) the Breaching Party shall have such additional time beyond such initial thirty (30) days within which to cure or remedy such breach as may be reasonably necessary, if such breach can not reasonably be cured or remedied within such period and the Breaching Party commences to cure or remedy within such thirty (30) days and thereafter diligently and continuously pursues such cure or remedy. In the event of termination for cause, BUILDER shall pay to HOMEBUILDERS FINANCIAL any and all fees, costs and expenses due hereunder, including, but not limited to, the fees described in paragraph 6(b)(i) with respect to the subsequent closing of any and all loans, if closed by the IN-HOUSE MORTGAGE COMPANY, which, at the time this Agreement is terminated, are Pipeline Loans.

                  (b) WITHOUT CAUSE. BUILDER may terminate this Agreement at any time during the Initial term, upon ninety (90) days prior written notice to HOMEBUILDERS FINANCIAL, PROVIDED, HOWEVER, that BUILDER shall pay to HOMEBUILDERS FINANCIAL any and all fees, costs and expenses due hereunder, including but not limited to, the Loan Administration Fee of twenty (20) basis points described in paragraph 6(b)(i) with respect to the subsequent closing of any and all loans, if closed or assigned for closing to another lender by IN-HOUSE MORTGAGE COMPANY, which, at the time this Agreement is terminated, are Pipeline Loans.

11. CONFIDENTIALITY. Each of the parties hereto agree to keep confidential and not disclose to any other person or entity any non-public information which it obtains regarding the business, operations or financial condition of the other party.

12. PROPRIETARY MATERIALS AND INFORMATION. BUILDER acknowledges and agrees that certain information, materials, procedures, systems, forms, manuals, programs, as updated and enhanced from time-to-time by HOMEBUILDERS FINANCIAL, which are provided to the IN-HOUSE MORTGAGE COMPANY ("Proprietary Materials"), are the proprietary, non-public property of HOMEBUILDERS FINANCIAL and BUILDER agrees
(a) to treat such Proprietary Materials in strict confidence, (b) to not disclose or disseminate such Propriety Materials to any person or entity other than the officers, directors and employees of BUILDER and the IN-HOUSE MORTGAGE COMPANY, (c) to not use or employ the Proprietary Materials, except pursuant to the terms and conditions of this Agreement, without the prior written consent of HOMEBUILDERS FINANCIAL and (d) to return all such Propriety Materials to HOMEBUILDERS FINANCIAL upon the termination of this Agreement.

13. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of facsimile telephonic transmittal or registered or certified mail, postage pre-paid, return receipt requested, delivered or dispatched to the addresses or facsimile telephone numbers for the parties set forth below:

                  (a)      IF TO HOMEBUILDERS FINANCIAL:

                           HOMEBUILDERS FINANCIAL NETWORK, INC.
                           7900 Miami Lakes Drive West
                           Miami Lakes, Florida 33016

                           Attention: Thomas H. Meyer

                           Facsimile: (305) 826-2664

                  (b)      IF TO BUILDER:

                           DOMINION HOMES, INC.
                           5501 Frantz Road
                           Dublin, Ohio 43017

                           Attention: Peter J. O'Hanlon

                           Facsimile: (614) 761-6879

Either party may amend the address or facsimile telephone number to which communications or copies are to be sent by giving notice of such change in conformity with the provisions of this paragraph for the giving of notice.

14. SURVIVAL. All of the covenants, obligations and agreements of the parties hereto shall (a) survive the termination of this Agreement and inure to and be binding upon the parties hereto and their respective successor and permitted assigns.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral agreements, express or implied, understandings, inducements and conditions of any nature whatsoever with respect to the establishment and management by HOMEBUILDERS FINANCIAL of an IN-HOUSE MORTGAGE COMPANY for BUILDER. This Agreement may not be modified or amended except by a written document executed and delivered by both parties hereto.

16. CONTROLLING LAW; FORUM. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by, construed under and enforced in accordance with the laws of the State of Florida, exclusive of its conflicts of laws, rules. Any and all actions brought to enforce this Agreement shall be brought in the federal or state courts situated in Dade County, Florida.

17. ATTORNEYS' FEES. If either party hereto shall bring suit or request arbitration against the other as a result of an alleged breach or failure by the other party to fulfill or perform any covenants or obligations under this Agreement, or to seek declaratory relief as to the rights or obligations of either party hereto, then in such event, the prevailing party in such action, in addition to other relief granted or awarded by the court, shall be entitled to judgment against such other party for reasonable costs of suit, at both the trial and all appellate levels, incurred by such prevailing party by reason of such action.

18. ARBITRATION. Any claim or controversy arising in connection with this Agreement shall be resolved by binding arbitration in Dade County, Florida before a panel of three (3) arbitrators, one appointed by each of the parties hereto and the third appointed by the first two arbitrators so appointed. The arbitration shall be conducted pursuant to the rules of the American Arbitration Association, PROVIDED, HOWEVER, that the arbitrators shall apply the substantive law of the State of Florida and shall make and deliver to the parties hereto findings of fact and conclusions of law prior to the issuance of the award. The decision of the arbitrators made in accordance herewith shall be binding upon the parties hereto and non-appealable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Services as of the day and year first above written.

(SEAL)                                   HOMEBUILDERS FINANCIAL NETWORK,
ATTEST:                                        INC.



                                         By: /s/ Thomas H. Meyer
----------------------------------           ----------------------------------
Secretary                                     Thomas H. Meyer
                                              President



(SEAL)                                   DOMINION HOMES, INC.
ATTEST:



                                         By: /s/ Jon M. Donnell
----------------------------------           ----------------------------------
Secretary                                     Jon M. Donnell
                                              President, Chief Operating Officer

                                   EXHIBIT "A"


"Net Operating Income" shall mean operating revenues of the IN-HOUSE MORTGAGE COMPANY only from the sources listed below LESS operating expenses of the IN-HOUSE MORTGAGE COMPANY only from the sources listed below:

OPERATING REVENUES:
Origination Fees
Service Release Premiums
Application Fees (For credit report and appraisal)
Courier Fees
Overnight Mail Fees
Processing Fees, etc.

OPERATING EXPENSES:
Salaries
Bonuses
Payroll Taxes/Benefits
Travel/Entertainment
Rent
Utilities
Copier/Fax Leases
Telephone/Pagers
Office Supplies
Postage
Credit Reports
Courier Fees
Overnight Mail Fees
Insurance
Appraisals & Inspections
Subscription Fees
Depreciation of office equipment

                                   ADDENDUM 1
                                       TO
                             AGREEMENT FOR SERVICES
                             ----------------------

     This ADDENDUM 1 dated as of the 5th day of November, 1999, (this "ADDENDUM") supplements, modifies and amends that certain Agreement for Services (the "Agreement") of even date by and between HOMEBUILDERS FINANCIAL NETWORK, INC. ("HFN") and DOMINION HOMES, INC. ("Builder").

                                    RECITALS

         A. HFN and Builder wish to supplement, modify and amend the Agreement in the manner hereinafter stated.

         B. Capitalized terms used but not defined herein have the meanings specified in the Agreement.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HFN and Builder agree as follows:

         1. In the event of conflict or inconsistency between the terms of the Agreement and the terms of this ADDENDUM, the terms of this ADDENDUM shall control.

         2. HOMEBUILDERS FINANCIAL represents and warrants to BUILDER and to IN-HOUSE MORTGAGE COMPANY that:

                  (i) any Investor's loan interest rate that is communicated to IN-HOUSE MORTGAGE COMPANY as being available as of a particular date will apply to any loan application taken on that date unless, on or prior to that date, HFN advises IN-HOUSE MORTGAGE COMPANY to the contrary in writing;

                  (ii) until HFN advises IN-HOUSE MORTGAGE COMPANY to the contrary in writing, each time a rate lock is established on behalf of an applicant for an In-House Mortgage Company Loan, by giving notice prior to the expiration of the rate lock period, IN-HOUSE MORTGAGE COMPANY or the loan applicant can extend the rate lock period for 30 days by paying a fee of 25 basis points, or for 60 days by paying a fee of 50 basis points; and

                  (iii) until HFN advises IN-HOUSE MORTGAGE COMPANY to the contrary in writing, for all Investor loan products, there will be no discount points, closing costs or other fees of any kind that will be payable prior to closing, unless such points, costs or fees are fully refundable in the event the loan is cancelled prior to closing.

         3. HFN acknowledges that, prior to the date hereof, it has supplied price sheets (the "Prior Pricing Sheets") to BUILDER which contained information with respect to fees, expenses and other potential Investor loan pricing arrangements. HFN warrants to BUILDER and to IN-HOUSE MORTGAGE COMPANY that, so long as BUILDER continues to make the same type of "seller contributions" that it is currently making to its customers, the pricing arrangements for Investor loan products that HFN makes available to IN-HOUSE MORTGAGE COMPANY under the Agreement will be consistent with those contained in the Prior Pricing Sheets, subject only to fluctuating market conditions.

         4. Notwithstanding anything to the contrary contained in the Agreement, IN-HOUSE MORTGAGE COMPANY will be entitled to receive and retain all volume discounts created by its business operations.

         5. For purposes of determining Net Operating Income under the Agreement, the term "Operating Revenues" shall include (i) amounts from volume discounts referred to in Section 4 above, (ii) market overages and (iii) fees earned by IN-HOUSE MORTGAGE COMPANY on loans funded by investors not provided by HFN under the Agreement.

         6. For purposes of determining Net Operating Income under the Agreement, the term "Operating Expenses" shall include, without limitation, (i) all of the items listed in Exhibit A to the Agreement that are incurred or accrued with respect to any loan application processed by IN-HOUSE MORTGAGE COMPANY, whether or not the application is approved or the loan is closed; and
(ii) all costs and expenses, if any, that IN-HOUSE MORTGAGE COMPANY is required to incur to "buy back" from an Investor a loan that does not satisfy the Investor's requirements for sale.

         7. HFN warrants to BUILDER and IN-HOUSE MORTGAGE COMPANY that:

                  (i) at all times, it will provide at least one (1) full time experienced employee as an account representative working solely with IN-HOUSE MORTGAGE COMPANY;

                  (ii) at all times, it will make available to BUILDER and IN-HOUSE MORTGAGE COMPANY no less than four (4) Investors for FHA loans;

                  (iii) at all times, it will be fully operational on Desktop Underwriting or L.P.;

                  (iv) it will make all reasonable technological advances that are necessary for it to remain compatible with the mortgage operations systems of IN-HOUSE MORTGAGE COMPANY; and

                  (v) IN-HOUSE MORTGAGE COMPANY will be permitted to audit any transactions that relate to its business.

         8. BUILDER represents and warrants to HFN that, at all times during the term of the Agreement, IN-HOUSE MORTGAGE COMPANY will maintain in full force and effect errors and omissions insurance in an amount not less than One Million Dollars ($1,000,000), with a per claim deductible not in excess of Five Thousand Dollars ($5,000), to cover the acts and omissions of its officers and employees.

         9. HFN acknowledges that IN-HOUSE MORTGAGE COMPANY is an intended third-party beneficiary of the Agreement and this ADDENDUM and that it shall be entitled to enforce its rights arising thereunder and hereunder to the same extent as if it were a signatory thereof and hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this ADDENDUM as of the day and year first above written.


Attest:                                   HOMEBUILDERS FINANCIAL NETWORK,
                                            INC.



                                          By: /s/ Thomas H. Meyer
------------------------------------         ----------------------------------
Secretary                                      Thomas H. Meyer
                                               President




ATTEST:                                   DOMINION HOMES, INC.




                                          By: /s/ Jon M. Donnell
------------------------------------         ----------------------------------
Secretary                                     Jon M. Donnell
                                              President, Chief Operating Officer